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                                                                    Exhibit 3.17
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                       The Commonwealth of Massachusetts


                             William Francis Galvin
                          Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION

                          (General Laws, Chapter 156B)

                                   ARTICLE I

                     The exact name of the corporation is:

                             ADS Apple Valley, Inc.

                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

To engage in the ownership, management and operation of health care facilities located in the Commonwealth of Massachusetts (including but not limited to nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes) and residential facilities (including apartments, housing and living facilities) either directly or through limited partnerships or other entities permitted to do so under applicable law of Commonwealth of Massachusetts. To the extent required by Massachusetts General Laws Chapter III, Section 71, the Corporation shall also be licensed as a convalescent home, nursing home or rest home.

To engage in and carry on any business activities permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, as from time to time amended, whether or not such activities are related to those referred to in the preceding paragraph.


Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 81/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


                                       ii

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                                  ARTICLE III

Name the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

  WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS

TYPE  NUMBER OF SHARES            TYPE       NUMBER OF SHARES          PAR VALUE

Common :                          Common :   200,000                   $.01

Preferred:                        Preferred :


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                  None


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                  See attachment




                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


                                  See attachment

**  If there are no provisions state "None".

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.




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                                   ATTACHMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                             ADS APPLE VALLEY INC.

ARTICLE V During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended, (the "Code"), no share of stock (or any beneficial interest therein) shall be issued or transferred to or held by any stockholder (a "Disqualifying Stockholder") which would cause a termination, under Section 1362(d) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing by stockholders holding more than one-half of the shares of stock of the corporation on the effective date of the proposed transfer. Absent such consent, the corporation shall have an ongoing option to purchase the shares in question at 90% of their fair market value on the date of purchase, which option shall automatically expire six (6) months following the date on which the corporation first became aware of the purported transfer to a Disqualifying Stockholder. For purposes hereof, the fair market value of the shares shall be determined by agreement of the corporation and the stockholder whose shares are to be purchased or, absent such agreement, by averaging the determinations of fair market value reached by two professional appraisers, one chosen by the corporation and the other by such stockholder. In the event of any inconsistency between this provision and any written agreement with or among the stockholders of the corporation, the latter shall govern. Any references herein to any provisions of the Code shall include any successor provisions thereto.

ARTICLE VI (i) The Board of Directors shall have the power to amend the By-
               Laws of the corporation in the manner provided in such By-Laws.

           (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

           (iii) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

           (iv) During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Code, no shares of stock (or any beneficial interest therein) shall




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                be issued or transferred to or held by any Disqualifying
                Stockholder as provided in Article V above.

           (v) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.




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                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address of the principal office of the corporation in Massachusetts is: (post office boxes are not acceptable)

   300 Brickstone Square, Andover, MA  01810-1430

b. The name, residential address and post office address of the directors and officers of the corporation are as follows:

                                   NAME              RESIDENTIAL ADDRESS                   POST OFFICE ADDRESS
President:            Alan D. Solomont        220 Ridgeway Rd., Weston, MA 02193
Treasurer:            Susan D. Bailis         70 Leicester Rd., Belmont, MA  02178
Clerk:                Alan D. Solomont        See above
Directors:            Alan D. Solomont        See above
                      Susan S. Bailis         See above


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent of the corporation, if any, is:

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 29th day of November, 1995.

[graphic of signature]

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Alan D. Solomont
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220 Ridgeway Road
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Weston, MA  02193
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Note:  If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.




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                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                          (General Laws, Chapter 156B)

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I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 29th day of November, 1995.

Effective date:----------------------------------------------------------------

                           /s/ [graphic of signature]

                                                                graphic omitted

                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                      Eleanor Coleman
                      ___________________________________

                      Goulston & Storrs
                      ___________________________________

                      400 Atlantic Avenue
                      ___________________________________

                      Boston, MA  02110-3333
                      ___________________________________

                      Telephone:  617-482-1776
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